UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Item 9.01. Financial Statements and Exhibits.
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01. Entry into a Material Definitive Agreement.
     On October 31, 2006, the Company entered into a master security agreement (the “Master Security Agreement”) with General Electric Capital Corporation (“GECC”), with respect to the financing of laboratory and manufacturing equipment in an amount not to exceed $6.7 million. The Company has agreed to provide 25% of the funded loan amount as a cash security deposit pursuant to a Securities Deposit Pledge Agreement (the “Pledge Agreement”). Approximately $3.9 million was borrowed under the Master Security Agreement on October 31, 2006.
     Borrowings under the Master Security Agreement can be made against qualified purchases of eligible equipment expected through December 31, 2006. Each borrowing will be evidenced by a promissory note (“Promissory Note”) and will be solely secured by the financed equipment. The Promissory Note for the first borrowing is repayable over 36 months and bears a fixed interest rate of 10% per annum. The Master Security Agreement does not contain any financial covenants, but does contain certain restrictive covenants relating primarily to the financed equipment. The Master Security Agreement also contains typical provisions permitting the lender to accelerate the loan if the Company is in default. A default includes a breach to pay any amount due under the debt documents which is not cured, a breach of any other obligations under the debt documents which is not cured, and a material adverse change in the Company’s financial condition such that the Company’s ability to repay the loan is materially impaired as reasonably determined by the lender.
     The foregoing is a summary description of the terms and conditions of the Master Security Agreement, the Promissory Notes, and the Pledge Agreement (collectively, the “Financing Agreements”) and by its nature is incomplete. It is qualified in its entirety by the text of the Financing Agreements, copies of which are filed as exhibits 10.1, 10.2, and 10.3 to this report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
10.1	Master Security Agreement, dated as of October 31, 2006, by and among the Registrant and General Electric Capital Corporation.
10.2	Promissory Note dated October 31, 2006 issued to General Electric Capital Corporation.
10.3	Securities Deposit Pledge Agreement, dated as of October 31, 2006, by and among the Registrant and General Electric Capital Corporation.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: November 2, 2006	By:	/s/ Laura Woodhead
Laura Woodhead
Vice President, Legal Affairs

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Master Security Agreement, dated as of October 31, 2006, by and among the Registrant and General Electric Capital Corporation.
10.2	Promissory Note dated October 31, 2006 issued to General Electric Capital Corporation.
10.3	Securities Deposit Pledge Agreement, dated as of October 31, 2006, by and among the Registrant and General Electric Capital Corporation.